UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

August 11, 2003
Date of Report (date of earliest event reported)

HOST AMERICA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-16196	06-1168423
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Broadway
Hamden, Connecticut 06518
(Address of Principal Executive Offices
Including Zip Code)

(203) 248-4100
(Registrant’s telephone number,
Including area code)

Not Applicable
(Former name or former address, if changed since last report)
Item 1.	Changes in Control of Registrant

N/A
Item 2.	Acquisition or Disposition of Assets

N/A
Item 3.	Bankruptcy or Receivership

N/A
Item 4.	Changes in Registrant’s Certifying Accountants

N/A
Item 5.	Material Events

On August 5, 2003, the Board of Directors of Host America Corporation (the “Registrant”) authorized and approved the designation, issuance and sale of Series B Convertible Preferred Stock (the “Series B Stock”), a newly-created series of the Registrant’s preferred stock.  On August 11, 2003, the Registrant privately offered and sold 266,667 shares of the Series B Stock to the Roger Dean Lockhart Trust (the “Purchaser”), for an aggregate purchase price of $400,000, or $1.50 per share.  In connection with its purchase, the Purchaser executed an investment representation letter stating that the Purchaser was purchasing for its own account, for investment purposes only and without a view to, or for resale in connection with, any distribution or public offering. The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and related state securities law exemptions.  The Series B Stock has various preferences and conversion rights, including the right to receive a cumulative distribution at the rate of eight percent (8%) per share per annum, payable semi-annually on or before the last day of the Registrant’s fiscal quarters ending December 31 and June 30.  Furthermore, the Series B Stock is convertible for a period of five (5) years from the issue date into shares of the Registrant’s Common Stock according to the conversion ratio set forth in the Articles of Amendment to the Articles of Incorporation of Registrant, which were filed with the Colorado Secretary of State on August 11, 2003.  The Articles of Amendment, included as an exhibit with this report, also set forth the other preferences, conversion and other rights, voting powers, limitations as to distributions and qualifications of the Series B Stock.

Item 6.	Resignations of Registrant’s Directors

N/A
Item 7.	Financial Statements and Exhibits

(c) Exhibits 3.5 Article of Amendment to Articles of Incorporation dated August 11, 2003.
Item 8.	Change in Fiscal Year

N/A
Item 9.	Regulation FD Disclosure

N/A
Item 10.	Amendments/Waivers to the Registrant’s Code of Ethics

N/A
Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

N/A
Item 12.	Results of Operations and Financial Conditions

N/A
Item 13.	Receipt of an Attorney’s Written Notice Pursuant to 17 CFR 205.3(d)

N/A

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: August 13, 2003	By: /s/ David J. Murphy
David J. Murphy
Chief Financial Officer